Exhibit 99.1

NEWS RELEASE

ANTARES PHARMA ANNOUNCES FDA APPROVAL OF SUMATRIPTAN INJECTION USP

Antares’ First ANDA Approval of a Therapeutically Equivalent Complex Generic Product

EWING, NJ, December 14, 2015 -- Antares Pharma, Inc. (NASDAQ: ATRS) today announced that the U.S. Food and Drug Administration (FDA) has approved its Abbreviated New Drug Application (ANDA) for 4 mg/0.5 mL and 6 mg/0.5 mL Sumatriptan Injection USP in adults for the acute treatment of migraine and cluster headache when a clear diagnosis has been established.  The reference listed drug in the ANDA was GlaxoSmithKline’s Imitrex® Injection.  Sumatriptan Injection USP represents the Company’s first ANDA approval of a complex generic and second product approved using the VIBEX® auto injector platform.  In accordance with our previously disclosed agreement, Teva Pharmaceutical Industries, Ltd. (Teva) will distribute the product through their U.S. generic division and share the profits equally with Antares Pharma.

Eamonn P. Hobbs, President and Chief Executive Officer, stated, “Today’s announcement represents the second combination drug/device approval for Antares, and the Company’s first ANDA approval of a therapeutically equivalent complex generic.  We are pleased to be able to offer this product to patients in the United States through our partner, Teva.    We believe that the approval of the ANDA for Sumatriptan Injection USP demonstrates our strength in bringing combination products to market and we remain optimistic about our other combination product development programs, including the generic epinephrine pen and generic exenatide pen, both currently under review at the FDA and QuickShot Testosterone for the treatment of adult males diagnosed with low testosterone, currently in the clinical trial phase.   We believe that continuing to develop additional drug/device combination products and leveraging our expertise in this area either through our complex generics business, our alliance business or our proprietary products business will ultimately result in continued revenue growth of the Company.”

In November 2012, Antares Pharma entered into a license, supply and distribution agreement with Teva for an auto injector product containing sumatriptan for the treatment of migraines.  Teva will manufacture and supply the drug product to Antares.  Antares will manufacture the device and be responsible for the assembly and packaging of the final product, which will then be sold to Teva at our cost.  Teva will distribute the product in the U.S. and the net profits, after an allowance for a fixed percentage cost of distribution, will be split equally between the companies.  Teva also received an option for rights to the product in other territories.   The term of the agreement is seven years from commercial launch, with automatic one-year renewals unless terminated by either party pursuant to the provisions of the agreement.  Antares Pharma and Teva currently expect to launch the product in June of 2016.

IMPORTANT SAFETY INFORMATION

Sumatriptan Injection is indicated in adults for (1) the acute treatment of migraine, with or without aura, and (2) the acute treatment of cluster headache. Sumatriptan injection should only be used where a clear diagnosis of migraine headache has been established. Sumatriptan injection is not intended for migraine prophylaxis or the treatment of cluster headaches. Sumatriptan injection is contraindicated in patients with history, symptoms, or signs of ischemic cardiac, cerebrovascular, or peripheral vascular syndromes and in patients with other significant underlying cardiovascular diseases. Sumatriptan injection should not be given to patients in whom unrecognized coronary artery disease is predicted by the presence of risk factors without a prior cardiovascular evaluation. Sumatriptan injection is contraindicated in Wolff-Parkinson-White syndrome or arrhythmias associated with other cardiac accessory conduction pathway disorders.  Life-threatening disturbances of cardiac rhythm have been reported within a few hours after 5-HT1 administration. Sumatriptan injection should not be used in patients with uncontrolled hypertension because it has been shown to increase blood pressure on rare occasions. Sumatriptan injection is contraindicated in patients with a history of stroke or TIA or history of hemiplegic or basilar migraine because these patients are at a higher risk for stroke. Cerebrovascular events have been reported in patients treated with sumatriptan. In a number of cases, it appears possible that the cerebrovascular events were primary.

Sumatriptan injection is contraindicated in patients with ischemic bowel disease. Sumatriptan injection and any ergotamine-containing medication, ergot-type medication (like dihydroergotamine and methysergide), or another 5-HT1 agonist should not be used within 24 hours of each other. Concurrent administration of MAO-A inhibitors or use of Sumatriptan injection within two weeks of discontinuation of MAO-A inhibitor therapy is contraindicated. Sumatriptan injection is contraindicated in patients with hypersensitivity to sumatriptan. Sumatriptan injection is contraindicated in patients with hepatic impairment.

It is important to advise patients not to administer Sumatriptan injection if a headache being experienced is atypical. The development of a potentially life-threatening serotonin syndrome may occur with Sumatriptan injection particularly during combined use with selective serotonin reuptake inhibitors (SSRIs), selective norepinephrine reuptake inhibitors (SNRIs), tricyclic antidepressants (TCAs) and MAO inhibitors.

The most common side effects of Sumatriptan injection include injection site reactions, tingling, dizziness/vertigo, warm/hot sensation, burning sensation, feeling of heaviness, pressure sensation, flushing, feeling of tightness, and numbness.

Please see additional Important Safety Information in full Prescribing Information, including Patient Information.

ABOUT SUMATRIPTAN INJECTION

Sumatriptan injection is used to treat the symptoms of migraine headaches (severe, throbbing headaches that sometimes are accompanied by nausea and sensitivity to sound and light). Sumatriptan injection is also used to treat the symptoms of cluster headaches (severe headaches usually on one side of the head or around one eye). Sumatriptan is in a class of medications called selective serotonin receptor agonists. It works by narrowing blood vessels in the brain, stopping pain signals from being sent to the brain, and blocking the release of certain natural substances that cause pain, nausea, and other symptoms of migraine or cluster headaches. Sumatriptan does not prevent migraine attacks or reduce the number of headaches you have.

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ABOUT ANTARES PHARMA

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP™ (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy, and has recently received a therapeutically equivalent approval for VIBEX® Sumatriptan USP for the acute treatment of migraines.  The Company's technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a multi-product deal with Teva Pharmaceutical Industries, Ltd. that includes VIBEX® epinephrine, exenatide multi-dose pen, and another undisclosed multi-dose pen.  Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factor that may cause such differences include, but are not limited to: the timing of the launch of Vibex Sumatriptan Injection USP and the amount of revenue from the same, the timing and results of the phase 3 studies for QuickShot® Testosterone (QS T) and acceptance of the data by the U.S. Food and Drug Administration (FDA); the Company’s ability to successfully complete a New Drug Application for QS T and submit to the FDA and approval of the same by the FDA; approval by the FDA of the VIBEX® Epinephrine Pen,  the timing and therapeutic equivalence rating thereof, and any revenue pre or post FDA approval; FDA action with respect to the ANDA filed for the Exenatide pen; continued growth of prescriptions and sales of OTREXUP™;  the timing and results of research projects, clinical trials,  and product candidates in development; actions by the FDA or other regulatory agency with the respect to the Company’s products or product candidates and product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

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